July 2026

Preliminary Pricing Supplement No. 17,617

Registration Statement Nos. 333-293641; 333-293641-01

Dated July 29, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Market Linked Notes—Auto-Callable with Variable Coupon and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation due July 31, 2031

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to the lowest performing of the class A common stock of Alphabet Inc., the common stock of Broadcom Inc., the common stock of Microsoft Corporation and the common stock of NVIDIA Corporation (each referred to as an “underlying stock”)

￭The notes offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the notes will pay a variable coupon amount and are subject to potential automatic call prior to the maturity date upon the terms described below. The notes have the terms described in the accompanying product supplement, tax supplement and prospectus, as supplemented or modified by this document.

￭Variable Coupon. The notes will pay a variable coupon on a monthly basis until the earlier of the maturity date or automatic call in an amount equal to either (i) the higher coupon amount of at least $9.17 per note (equivalent to a higher coupon rate of at least approximately 11.00% per annum) (to be determined on the pricing date) or (ii) the lower coupon amount of $0.21 per note (equivalent to a lower coupon rate of approximately 0.25% per annum), depending on the performance of the lowest performing underlying stock. The coupon payment for each coupon payment date will be determined on the immediately preceding calculation day as follows: if the closing price of the lowest performing underlying stock on the calculation day is greater than or equal to its coupon threshold price, you will receive a coupon payment equal to the higher coupon amount on the related coupon payment date; however, if the stock closing price of the lowest performing underlying stock on the calculation day is less than its coupon threshold price, you will receive a coupon payment equal to the lower coupon amount on the related coupon payment date. The coupon threshold price for each underlying stock is equal to 80% of its starting price.

￭Automatic Call. Beginning after one year, the notes will be automatically called if the stock closing price of each underlying stock on any of the calculation days (other than the final calculation day) is greater than or equal to its respective starting price for a cash payment equal to the principal amount plus a final coupon payment. No further payments will be made on the notes once they have been called.

￭Repayment of principal at maturity, subject to our creditworthiness.

￭The notes are for investors who are concerned about principal risk but seek the opportunity to earn interest at a potentially above-market rate based on the lowest performing of four underlying stocks in exchange for the risk of receiving only the lower coupon amount over the term of the notes.

￭Because all payments on the notes are based on the lowest performing underlying stock, a decline beyond the respective coupon threshold price of any underlying stock will result in payment of only the lower coupon amount even if one or more of the other underlying stocks have appreciated or have not declined as much.

￭Investors will not participate in any appreciation of any underlying stock.

￭The notes are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments, including the repayment of principal at maturity, are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment.

￭These notes are not secured obligations and you will not have any security interest in, or otherwise have any access to, any of the underlying stocks.

The current estimated value of the notes is approximately $942.00 per note, or within $40.00 of that estimate. The estimated value of the notes is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Notes” on page 4.

The notes have complex features and investing in the notes involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9. All payments on the notes are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these notes, or determined if this document or the accompanying product supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Notes” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per note	$1,000	$33.25	$966.75
Total	$	$	$

(1)Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $33.25 for each note it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $20.00 per note, and WFA may receive a distribution expense fee of $0.75 for each note sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)In respect of certain notes sold in this offering, we may pay a fee of up to $3.00 per note to selected securities dealers in consideration for marketing and other services in connection with the distribution of the notes to other securities dealers.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Notes Linked To One Or More Indices, Exchange-Traded Funds or Equity Securities dated April 8, 2026

Tax Supplement dated April 8, 2026 Prospectus dated April 8, 2026

Morgan Stanley	Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Variable Coupon and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation due July 31, 2031

Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	July 31, 2031*, subject to postponement if the final calculation day is postponed
Underlying stocks:

The class A common stock of Alphabet Inc. (the “GOOGL Stock”), the common stock of Broadcom Inc. (the “AVGO Stock”), the common stock of Microsoft Corporation (the “MSFT Stock”) and the common stock of NVIDIA Corporation (the “NVDA Stock”) (each referred to as an “underlying stock,” and collectively as the “underlying stocks”)

Coupon payment:

On each coupon payment date, you will receive a coupon payment equal to: (i) if the stock closing price of the lowest performing underlying stock on the related calculation day is greater than or equal to its coupon threshold price, the higher coupon amount; or (ii) if the stock closing price of the lowest performing underlying stock on the related calculation day is less than its coupon threshold price, the lower coupon amount.

The higher coupon amount is calculated per note as follows:

($1,000 × higher coupon rate) / 12.

The lower coupon amount is calculated per note as follows:

($1,000 × lower coupon rate) / 12

Any coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the stock closing price of the lowest performing underlying stock on any calculation day is less than its coupon threshold price, you will not receive the higher coupon amount on the related coupon payment date and instead you will receive the lower coupon amount. If the stock closing price of the lowest performing underlying stock is less than its coupon threshold price on all monthly calculation days, you will only receive the lower coupon amount over the term of the notes.

Coupon payment dates:	Three business days after the applicable calculation day.**
Higher coupon rate:	The “higher coupon rate” will be determined on the pricing date and will be at least 11.00% per annum.
Lower coupon rate:	The “lower coupon rate” is 0.25% per annum.
Higher coupon amount:	$9.17 (equivalent to a higher coupon rate of approximately at least 11.00%)
Lower coupon amount:	$0.21 (equivalent to a lower coupon rate of approximately 0.25%)
Automatic call:

The notes are not subject to automatic call until approximately one year after the original issue date. Following this 1-year non-call period, if, on any calculation day (other than the final calculation day), beginning in July 2027, the stock closing price of each underlying stock is greater than or equal to its respective starting price, the notes will be automatically called on the related call settlement date for a cash payment per note equal to the principal amount plus a final coupon payment.

The notes will not be automatically called on any call settlement date if the stock closing price of any underlying stock is less than its respective starting price on the related calculation day.

Any positive return on the notes will be limited to the coupon payments even if the stock closing price of any underlying stock on the applicable calculation day significantly exceeds its respective starting price. You will not participate in any appreciation of any underlying stock.

Calculation days:	Monthly, on the 28th of each month, commencing in August 2026 and ending on the final calculation day. We also refer to the July 2031 calculation day as the “final calculation day.”***
Call settlement date:	Three business days after the applicable calculation day.***
Maturity payment amount:

If the notes are not automatically called, you will be entitled to receive on the maturity date a cash payment per note equal to the maturity payment amount (in addition to the final coupon payment). The “maturity payment amount” per note will equal:

$1,000

Any return on the notes will be limited to the sum of your coupon payments. You will not participate in any appreciation of any underlying stock.

Lowest performing underlying stock:	On any calculation day, the underlying stock with the lowest performance factor on that calculation day
Performance factor:	With respect to each underlying stock, on any calculation day, the stock closing price on such calculation day divided by the starting price (expressed as a percentage)

July 2026 Page 2

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Variable Coupon and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation due July 31, 2031

Stock closing price:

With respect to each underlying stock, stock closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Notes—Certain Terms for Notes Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.

Starting price:

With respect to the class A common stock of Alphabet Inc.: $ , its stock closing price on the pricing date.

With respect to the common stock of Broadcom Inc.: $ , its stock closing price on the pricing date.

With respect to the common stock of Microsoft Corporation: $ , its stock closing price on the pricing date.

With respect to the common stock of NVIDIA Corporation: $ , its stock closing price on the pricing date.

Coupon threshold price:

With respect to the class A common stock of Alphabet Inc.: $ , which is equal to 80% of its starting price.

With respect to the common stock of Broadcom Inc.: $ , which is equal to 80% of its starting price.

With respect to the common stock of Microsoft Corporation: $ , which is equal to 80% of its starting price.

With respect to the common stock of NVIDIA Corporation: $ , which is equal to 80% of its starting price.

Ending price:	With respect to each underlying stock, the stock closing price on the final calculation day.
Principal amount:	$1,000 per note. References in this document to a “note” are to a note with a principal amount of $1,000.
Pricing date:	July 31, 2026*
Original issue date:	August 5, 2026* (3 business days after the pricing date)
CUSIP / ISIN:	61781DBD9 / US61781DBD93
Listing:	The notes will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Notes—Supplemental information regarding plan of distribution; conflicts of interest.”

*To the extent we make any change to the pricing date or original issue date, the calculation days and maturity date may also be changed in our discretion to ensure that the term of the notes remains the same.

** Subject to postponement pursuant to “General Terms of the Notes—Payment Dates” in the accompanying product supplement.

*** Subject to postponement pursuant to “General Terms of the Notes—Consequences of a Market Disruption Event;

Postponement of a Calculation Day” in the accompanying product supplement.

July 2026 Page 3

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Variable Coupon and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation due July 31, 2031

Estimated Value of the Notes

The principal amount of each note is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the notes, which are borne by you, and, consequently, the estimated value of the notes on the pricing date will be less than $1,000 per note. We estimate that the value of each note on the pricing date will be approximately $942.00, or within $40.00 of that estimate. Our estimate of the value of the notes as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the notes on the pricing date, we take into account that the notes comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the notes is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the notes?

In determining the economic terms of the notes, including the higher coupon rate, the lower coupon rate, the higher coupon amount, the lower coupon amount and the coupon threshold prices, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the notes would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the notes?

The price at which MS & Co. purchases the notes in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a period of up to 5 months following the issue date, to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the notes and, if it once chooses to make a market, may cease doing so at any time.

July 2026 Page 4

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Variable Coupon and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation due July 31, 2031

Investor Considerations

The Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation due July 31, 2031 (the “notes”) may be appropriate for investors who:

￭seek an investment with the opportunity to receive the higher coupon amount of at least 11.00% per annum (to be determined on the pricing date) until the earlier of the maturity date or automatic call if, and only if, the stock closing price of the lowest performing underlying stock on the applicable monthly calculation day is greater than or equal to its coupon threshold price;

￭are willing to accept the risk that they may only receive the lower coupon amount of $0.21 (equivalent to a lower coupon rate of approximately 0.25% per annum), which is significantly less than the higher coupon amount, on one or more, or all, coupon payment dates;

￭understand that the notes may be automatically called prior to the maturity date and that the term of the notes may be as short as approximately one year;

￭understand that the return on the notes will depend solely on the performance of the lowest performing underlying stock on each calculation day and that they will not benefit in any way from the performance of the better performing underlying stocks;

￭understand that the notes are riskier than alternative investments linked to only one of the underlying stocks or linked to a basket composed of each underlying stock;

￭are willing to forgo participation in any appreciation of any underlying stock, fixed interest payments on the notes and dividends on the underlying stocks; and

￭are willing to hold the notes until maturity.

The notes are not designed for, and may not be an appropriate investment for, investors who:

￭seek a liquid investment or are unable or unwilling to hold the notes to maturity;

￭seek a note with a fixed term;

￭are unwilling to accept the risk that the stock closing price of any underlying stock may be less than its coupon threshold price, in which case investors will receive only the lower coupon amount for the relevant period;

￭seek current income;

￭are unwilling to accept the risk of exposure to each of the underlying stocks;

￭seek exposure to a basket composed of each underlying stock or a similar investment in which the overall return is based on a blend of the performances of the underlying stocks, rather than solely on the lowest performing underlying stock;

￭seek exposure to the upside performance of any or each underlying stock;

￭are unwilling to accept our credit risk; or

￭prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the notes are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the notes in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement and tax supplement for risks related to an investment in the notes. For more information about the underlying stocks, please see the sections titled “Alphabet Inc. Overview,” “Broadcom Inc. Overview,” “Microsoft Corporation Overview” and “NVIDIA Corporation Overview” below.

July 2026 Page 5

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Variable Coupon and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation due July 31, 2031

Determining Payment on a Coupon Payment Date and on the Maturity Date

If the notes have not been previously automatically called, on each monthly coupon payment date, you will either receive the higher coupon amount or the lower coupon amount, depending on the stock closing price of the lowest performing underlying stock on the related monthly calculation day.

Step 1: Determine which underlying stock is the lowest performing underlying stock on the relevant calculation day. The lowest performing underlying stock on any calculation day is the underlying stock with the lowest performance factor on that calculation day. The performance factor of an underlying stock on a calculation day is its stock closing price on that calculation day as a percentage of its starting price (i.e., its stock closing price on that calculation day divided by its starting price).

Step 2: Determine whether the higher coupon amount or the lower coupon amount is paid on the applicable coupon payment date based on the stock closing price of the lowest performing underlying stock on the relevant calculation day, as follows:

Beginning after one year, if the stock closing price of each underlying stock on a calculation day is greater than or equal to its respective starting price, the notes will be automatically called on the applicable call settlement date for an amount in cash equal to $1,000 plus the related coupon payment.

If the notes have not been automatically called, you will be entitled to receive on the maturity date a cash payment per note equal to the maturity payment amount (in addition to the final coupon payment due at maturity) equal to the principal amount.

July 2026 Page 6

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Variable Coupon and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation due July 31, 2031

Scenario Analysis and Examples of Hypothetical Payments on the Notes

The following hypothetical examples illustrate how to determine the coupon payment to be paid with respect to a calculation day. The following examples are for illustrative purposes only. Whether you receive a coupon payment will be determined by reference to the stock closing price of each underlying stock on each calculation day, and the amount you will receive at maturity will be determined by reference to the ending price of each underlying stock on the final calculation day. The actual starting price and coupon threshold price for each underlying stock and the actual higher coupon rate will be determined on the pricing date. All payments on the notes are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms*:

Hypothetical higher coupon amount:

On each coupon payment date, you will receive a coupon payment at a per annum rate equal to the higher coupon rate if the stock closing price of the lowest performing underlying stock on the related calculation day is greater than or equal to its coupon threshold price. The higher coupon amount will be an amount in cash per principal amount corresponding to a return of 11.00% per annum for each interest payment period for each applicable calculation day. These hypothetical examples reflect a hypothetical higher coupon amount corresponding to a rate of 11.00% per annum (corresponding to approximately $9.17 per month per note**).

Hypothetical lower coupon amount:

On each coupon payment date, you will receive a coupon payment at a per annum rate equal to the lower coupon amount if the stock closing price of the lowest performing underlying stock on the related calculation day is less than its coupon threshold price. The lower coupon amount will be an amount in cash per principal amount corresponding to a return of 0.25% per annum for each interest payment period for each applicable calculation day (corresponding to approximately $0.21 per month per note***).

Hypothetical starting price:	With respect to the GOOGL Stock: $100.00
With respect to the AVGO Stock: $100.00
With respect to the MSFT Stock: $100.00
With respect to the NVDA Stock: $100.00

Hypothetical coupon threshold price:	With respect to the GOOGL Stock: $80.00, which is 80% of its hypothetical starting price
With respect to the AVGO Stock: $80.00, which is 80% of its hypothetical starting price
With respect to the MSFT Stock: $80.00, which is 80% of its hypothetical starting price
With respect to the NVDA Stock: $80.00, which is 80% of its hypothetical starting price

* The hypothetical starting price of $100.00 for the underlying stocks has been chosen for illustrative purposes only and does not represent the actual starting price of any underlying stock. The actual starting prices and coupon threshold prices will be determined on the pricing date and will be set forth under “Terms” above. For historical data regarding the actual closing prices of the underlying stocks, see the historical information set forth herein.

**The actual higher coupon amount will be an amount determined by the calculation agent based on the actual higher coupon rate. The hypothetical higher coupon amount of $9.17 per month is used in these examples for ease of analysis.

***The actual lower coupon amount will be an amount determined by the calculation agent. The hypothetical lower coupon amount of $0.21 per month is used in these examples for ease of analysis.

July 2026 Page 7

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Variable Coupon and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation due July 31, 2031

How to determine whether a coupon payment is payable with respect to a calculation day:

Date	GOOGL Stock Closing Price	AVGO Stock Closing Price	MSFT Stock Closing Price	NVDA Stock Closing Price	Coupon Payment (per note)
Hypothetical Calculation Day 1	$102.50 (at or above the coupon threshold price)	$82.00 (at or above the coupon threshold price)	$110.50 (at or above the coupon threshold price)	$85.00 (at or above the coupon threshold price)	$9.17
Hypothetical Calculation Day 2	$40.50 (below the coupon threshold price)	$97.50 (at or above the coupon threshold price)	$85.00 (at or above the coupon threshold price)	$86.00 (at or above the coupon threshold price)	$0.21
Hypothetical Calculation Day 3	$60.00 (below the coupon threshold price)	$87.50 (at or above the coupon threshold price)	$90.00 (at or above the coupon threshold price)	$90.00 (at or above the coupon threshold price)	$0.21
Hypothetical Calculation Day 4	$35.00 (below the coupon threshold price)	$20.00 (below the coupon threshold price)	$42.50 (below the coupon threshold price)	$30.00 (below the coupon threshold price)	$0.21

On hypothetical calculation day 1, the stock closing price of each underlying stock is at or above its respective coupon threshold price. Therefore, a coupon payment equal to the higher coupon amount of $9.17 is paid on the relevant coupon payment date.

On each of hypothetical calculation day 2 and 3, three underlying stocks close at or above the respective coupon threshold prices, but the other underlying stock closes below its respective coupon threshold price. Therefore, a coupon payment equal to the lower coupon amount of $0.21 is paid on the relevant coupon payment date.

On hypothetical calculation day 4, the stock closing price of each underlying stock is below its respective coupon threshold price, and, accordingly a coupon payment equal to the lower coupon amount of $0.21 is paid on the relevant coupon payment date.

If the stock closing price of any underlying stock is less than its respective coupon threshold price on every calculation day, you will receive only the lower coupon amount throughout the entire term of the notes.

July 2026 Page 8

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Variable Coupon and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation due July 31, 2031

Risk Factors

This section describes the material risks relating to the notes. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, tax supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the notes.

Risks Relating to an Investment in the Notes

￭You may receive a positive return of only the lower coupon amount on the notes. If the lowest performing underlying stock on any calculation day depreciates beyond its coupon threshold price on such calculation day, the notes will not be automatically called, and you will receive a positive return equal to the lower coupon amount for each $1,000 face amount of your notes on the applicable coupon payment date. Although the notes provide for the repayment of the principal amount at maturity (subject to our credit risk), regardless of the performance of the worst performing underlying stock, you may nevertheless suffer a loss on your investment in the notes, in real value terms, if your return is limited to the lower coupon amount. This is because inflation may cause the real value of the principal amount to be less at maturity than it is at the time you invest, and because an investment in the notes represents a forgone opportunity to invest in an alternative asset that generates a higher return. The potential loss in real value terms will be greater the longer the term of the notes.

Even if you do receive a positive return on your investment in the notes, there can be no assurance that your total return at maturity on the notes will compensate you for the effects of inflation, and your yield on the notes may be less than the yield you would earn if you bought a traditional interest-bearing debt security from us or another issuer with a similar credit rating with the same stated maturity date. You should carefully consider whether an investment that may provide a return that is lower than the return on conventional debt securities is appropriate for you.

￭The coupon amount payable is based on the stock closing price of each underlying stock on only the related monthly calculation day at the end of the related interest period. Whether the higher coupon amount or the lower coupon amount will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the stock closing price of each underlying stock on the relevant monthly calculation day. As a result, you will not know which coupon amount you will receive on any coupon payment date until near the end of the relevant interest period. Moreover, because the coupon amount is based solely on the value of each underlying stock on the monthly calculation days, if the stock closing price of any underlying stock on any calculation day is below the coupon threshold price for such underlying stock, you will receive only the lower coupon amount for the related interest period, even if the price of such underlying stock is at or above its coupon threshold price on other days during that interest period, and even if the stock closing prices of the other underlying stocks are greater than or equal to the respective coupon threshold prices on such calculation day.

￭Investors will not participate in any appreciation in the price of any underlying stock. Investors will not participate in any appreciation in the price of any underlying stock from the starting price for such underlying stock, and the return on the notes will be limited to the coupon payments, which may be the higher coupon amount or the lower coupon amount, paid with respect to each calculation day.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the notes in the secondary market and the price at which MS & Co. may be willing to purchase or sell the notes in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying stock on any day, including in relation to its respective starting price and coupon threshold price, will affect the value of the notes more than any other factors. Other factors that may influence the value of the notes include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

owhether the stock closing price of any underlying stock has been below its respective coupon threshold price on any calculation day,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks or securities markets generally and which may affect the price of each underlying stock, odividend rates on the underlying stocks,

othe time remaining until the notes mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying stocks that may or may not require an adjustment to the adjustment factors, and

July 2026 Page 9

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Variable Coupon and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation due July 31, 2031

oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the notes will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity. In particular, if any underlying stock has closed near or below its respective coupon threshold price, the market value of the notes is expected to decrease substantially, and you may have to sell your notes at a substantial discount from the principal amount of your notes.

You cannot predict the future performance of any underlying stock based on its historical performance. The prices of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The prices of one or more of the underlying stocks may decrease and be below the respective coupon threshold price(s) on each calculation day so that you will receive only the lower coupon amount on your investment. There can be no assurance that the stock closing price of each underlying stock will be at or above its respective coupon threshold price on any calculation day so that you will receive the higher coupon amount on the notes for the applicable interest period. See “Alphabet Inc. Overview,” “Broadcom Inc. Overview,” “Microsoft Corporation Overview” and “NVIDIA Corporation Overview” below.

￭The notes are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the notes. You are dependent on our ability to pay all amounts due on the notes upon an automatic call, on any coupon payment date or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the notes, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the notes prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the notes.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities, including the notes, if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the notes is not equivalent to investing in the underlying stocks. Investing in the notes is not equivalent to investing in the underlying stocks. Investors in the notes will not participate in any positive performance of any underlying stock, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the notes will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

￭Reinvestment risk. The term of your investment in the notes may be shortened due to the automatic call feature of the notes. If the notes are called prior to maturity, you will receive no further payments on the notes and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the notes be called within the first year of the term of the notes.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the principal amount reduce the economic terms of the notes, cause the estimated value of the notes to be less than the principal amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the notes in secondary market transactions will likely be significantly lower than the principal amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the principal amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the notes in the principal amount and the lower rate we are willing to pay as issuer make the economic terms of the notes less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a period of up to 5 months following the issue date, to the extent that MS & Co. may buy or sell the notes in the secondary

July 2026 Page 10

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Variable Coupon and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation due July 31, 2031

market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the notes is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the notes than those generated by others, including other dealers in the market, if they attempted to value the notes. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your notes at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The notes will not be listed on any securities exchange and secondary trading may be limited. The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes. MS & Co. and WFS may, but are not obligated to, make a market in the notes and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the notes, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Since other broker-dealers may not participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the notes, it is likely that there would be no secondary market for the notes. Accordingly, you should be willing to hold your notes to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the notes. As calculation agent, MS & Co. will determine the starting prices, the coupon threshold prices and the ending prices, and will calculate the amount of cash you receive upon an automatic call or at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may adversely affect the payout to you upon an automatic call or at maturity. For further information regarding these types of determinations, see “General Terms of the Notes—Certain Terms for Notes Linked to an Underlying Stock—Market Disruption Events,” “—Adjustment Events,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day,” “—Alternate Exchange Calculation in Case of an Event of Default” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the notes on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the notes. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the notes (and possibly to other instruments linked to the underlying stocks), including trading in the underlying stocks. As a result, these entities may be unwinding or adjusting hedge positions during the term of the notes, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final calculation day approaches. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting price of an underlying stock, and, therefore, could increase (i) the price at or above which such underlying stock must close on the calculation days so that the notes are called for a cash payment equal to the principal amount plus a final coupon payment (depending also on the performance of the other underlying stocks), (ii) the price at or above which such underlying stock must close on each calculation day in order for you to earn the higher coupon amount or lower coupon amount (depending also on the performance of the other underlying stocks) and (iii) the price at or above which such underlying stock must close on the final calculation day so that investors receive the higher coupon amount or lower coupon amount in addition to the principal amount of the notes at maturity. Additionally, such hedging or trading activities during the term of the notes could potentially affect the price of any underlying stock on the calculation days, and, accordingly, whether we pay the higher coupon amount or the lower coupon amount on the notes.

￭The maturity date may be postponed if the final calculation day is postponed. If the scheduled final calculation day is not a trading day or if a market disruption event occurs on that day so that the final calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the notes will be postponed to the third business day following that final calculation day as postponed.

July 2026 Page 11

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Variable Coupon and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation due July 31, 2031

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes and the underlying stocks to which the notes are linked.

￭You may be required to recognize an amount of taxable income in a year that exceeds the coupon payments received in that year. It is possible that the securities offered by this pricing supplement could be treated for U.S. federal income tax purposes as contingent payment debt instruments. If you are a U.S. investor in a security, under the treatment of a security as a contingent payment debt instrument, you generally will be required to accrue interest income in each year on a constant yield to maturity basis at the “comparable yield,” as determined by us, adjusted upward or downward to reflect the difference, if any, between the actual and projected payments on the securities during the year. Therefore, if contingent payment debt instrument treatment applies to the securities, the amount of taxable income you are required to recognize in a given taxable year could exceed the amount of coupon payments you receive in that year. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Underlying Stocks

￭You are exposed to the price risk of each underlying stock with respect to the coupon payments. Your return on the notes is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock. Poor performance by any underlying stock over the term of the notes may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. To receive the higher coupon amount, each underlying stock must close at or above its respective coupon threshold price on the applicable calculation day. Therefore, if the stock closing price of any underlying stock is less than its respective coupon threshold price on every calculation day, you will receive only the lower coupon amount throughout the entire term of the notes, even if the other underlying stocks have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of each underlying stock.

￭Because the notes are linked to the performance of the lowest performing underlying stock, you are exposed to greater risks of receiving only the lower coupon amount than if the notes were linked to just one underlying stock. The risk that you will receive only the lower coupon amount is greater if you invest in the notes as opposed to substantially similar notes that are linked to the performance of just one underlying stock. With four underlying stocks, it is more likely that at least one underlying stock will close below its coupon threshold price on any calculation day than if the notes were linked to only one underlying stock. Therefore, it is more likely that you will receive only the lower coupon amount on each calculation day. In addition, because each underlying stock must close above its starting price on a monthly calculation day in order for the notes to be called prior to maturity, the notes are less likely to be called on any call settlement date than if the notes were linked to just one underlying stock.

￭No affiliation with Alphabet Inc., Broadcom Inc., Microsoft Corporation or NVIDIA Corporation. Alphabet Inc., Broadcom Inc., Microsoft Corporation or NVIDIA Corporation are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the notes. We have not made any due diligence inquiry with respect to Alphabet Inc., Broadcom Inc., Microsoft Corporation or NVIDIA Corporation in connection with this offering.

￭We may engage in business with or involving Alphabet Inc., Broadcom Inc., Microsoft Corporation or NVIDIA Corporation without regard to your interests. We or our affiliates may presently or from time to time engage in business with Alphabet Inc., Broadcom Inc., Microsoft Corporation or NVIDIA Corporation without regard to your interests and thus may acquire non-public information about Alphabet Inc., Broadcom Inc., Microsoft Corporation or NVIDIA Corporation. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Alphabet Inc., Broadcom Inc., Microsoft Corporation or NVIDIA Corporation which may or may not recommend that investors buy or hold the underlying stock.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an

July 2026 Page 12

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Variable Coupon and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation due July 31, 2031

adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final calculation day. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the notes and your return on the notes may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before a calculation day, this may decrease the stock closing price of an underlying stock to be less than its coupon threshold price (resulting in only the lower coupon amount being paid with respect to such date), materially and adversely affecting your return.

￭Historical closing prices of the underlying stocks should not be taken as an indication of the future performance of the underlying stocks during the term of the notes. No assurance can be given as to the price of the underlying stocks at any time, including on the final calculation day, because historical closing prices of the underlying stocks do not provide an indication of future performance of the underlying stocks.

July 2026 Page 13

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Variable Coupon and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation due July 31, 2031

Alphabet Inc. Overview

Alphabet Inc. is a holding company that, through its subsidiaries (which include Google Inc.) provides web-based search, advertisements, maps, software applications, mobile operating systems, consumer consent, enterprise solutions, commerce and hardware products. The GOOGL Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Alphabet Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-37580 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Alphabet Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the GOOGL Stock is accurate or complete.

The following graph sets forth the daily closing prices of the GOOGL Stock for the period from January 1, 2021 through July 23, 2026. The closing price of the GOOGL Stock on July 23, 2026 was $317.69. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the GOOGL Stock may have been adjusted for stock splits and other corporate events. The historical performance of the GOOGL Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the GOOGL Stock at any time, including on the calculation days.

Class A Common Stock of Alphabet Inc. – Daily Closing Prices January 1, 2021 to July 23, 2026

This document relates only to the notes offered hereby and does not relate to the GOOGL Stock or other securities of Alphabet Inc. We have derived all disclosures contained in this document regarding the GOOGL Stock from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Alphabet Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Alphabet Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the GOOGL Stock (and therefore the price of the GOOGL Stock at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Alphabet Inc. could affect the value received with respect to the notes and therefore the value of the notes.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the GOOGL Stock.

July 2026 Page 14

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Variable Coupon and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation due July 31, 2031

Broadcom Inc. Overview

Broadcom Inc. is a technology company that designs, develops and supplies a range of semiconductor and infrastructure software solutions. The AVGO Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Broadcom Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-38449 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Broadcom Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the AVGO Stock is accurate or complete.

The following graph sets forth the daily closing prices of the AVGO Stock for the period from January 1, 2021 through July 23, 2026. The closing price of the AVGO Stock on July 23, 2026 was $392.47. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the AVGO Stock may have been adjusted for stock splits and other corporate events. The historical performance of the AVGO Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the AVGO Stock at any time, including on the calculation days.

Common Stock of Broadcom Inc. – Daily Closing Prices January 1, 2021 to July 23, 2026

This document relates only to the notes offered hereby and does not relate to the AVGO Stock or other securities of Broadcom Inc. We have derived all disclosures contained in this document regarding the AVGO Stock from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Broadcom Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Broadcom Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the AVGO Stock (and therefore the price of the AVGO Stock at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Broadcom Inc. could affect the value received with respect to the notes and therefore the value of the notes.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the AVGO Stock.

July 2026 Page 15

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Variable Coupon and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation due July 31, 2031

Microsoft Corporation Overview

Microsoft Corporation is a technology company. The MSFT Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Microsoft Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-37845 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Microsoft Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the MSFT Stock is accurate or complete.

The following graph sets forth the daily closing prices of the MSFT Stock for the period from January 1, 2021 through July 23, 2026. The closing price of the MSFT Stock on July 23, 2026 was $381.58. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the MSFT Stock may have been adjusted for stock splits and other corporate events. The historical performance of the MSFT Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the MSFT Stock at any time, including on the calculation days.

Common Stock of Microsoft Corporation – Daily Closing Prices January 1, 2021 to July 23, 2026

This document relates only to the notes offered hereby and does not relate to the MSFT Stock or other securities of Microsoft Corporation. We have derived all disclosures contained in this document regarding the MSFT Stock from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Microsoft Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Microsoft Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the MSFT Stock (and therefore the price of the MSFT Stock at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Microsoft Corporation could affect the value received with respect to the notes and therefore the value of the notes.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the MSFT Stock.

July 2026 Page 16

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Variable Coupon and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation due July 31, 2031

NVIDIA Corporation Overview

NVIDIA Corporation is a visual computing company. The NVDA Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by NVIDIA Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-23985 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding NVIDIA Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the NVDA Stock is accurate or complete.

The following graph sets forth the daily closing prices of the NVDA Stock for the period from January 1, 2021 through July 23, 2026. The closing price of the NVDA Stock on July 23, 2026 was $208.76. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the NVDA Stock may have been adjusted for stock splits and other corporate events. The historical performance of the NVDA Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the NVDA Stock at any time, including on the calculation days.

Common Stock of NVIDIA Corporation. – Daily Closing Prices January 1, 2021 to July 23, 2026

This document relates only to the notes offered hereby and does not relate to the NVDA Stock or other securities of NVIDIA Corporation. We have derived all disclosures contained in this document regarding the NVDA Stock from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to NVIDIA Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding NVIDIA Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the NVDA Stock (and therefore the price of the NVDA Stock at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning NVIDIA Corporation could affect the value received with respect to the notes and therefore the value of the notes.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the NVDA Stock.

July 2026 Page 17

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Variable Coupon and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation due July 31, 2031

Additional Information About the Notes

Minimum ticketing size

$1,000 / 1 note

United States federal income tax considerations

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

The securities should be treated as debt instruments for U.S. federal income tax purposes. Based on market conditions as of the pricing date, the securities could be treated for U.S. federal income tax purposes as (i) variable rate debt instruments (“VRDIs”) or (ii) contingent payment debt instruments (“CPDIs”), and the final pricing supplement will give further information on this issue.

If the securities are treated as VRDIs, as described in “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Debt Instruments—Program Securities Treated as Variable Rate Debt Instruments” in the accompanying tax supplement, all stated interest on the securities will be taxable to you as ordinary interest income at the time it accrues or is received in accordance with your method of tax accounting.

If the securities are treated as CPDIs, as described in “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Debt Instruments—Program Securities Treated as Contingent Payment Debt Instruments” in the accompanying tax supplement, regardless of your method of accounting for U.S. federal income tax purposes, you generally will be required to accrue interest income in each year on a constant yield to maturity basis at the “comparable yield,” as determined by us, adjusted upward or downward to reflect the difference, if any, between the actual and projected payments on the securities during the year. Upon a taxable disposition of a security, you generally will recognize taxable income or loss equal to the difference between the amount received and your tax basis in the security. You generally must treat any income realized on the taxable disposition as interest income and any loss as ordinary loss to the extent of previous interest inclusions, and the balance as capital loss, the deductibility of which is subject to limitations.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Treated as Debt Instruments” in the accompanying tax supplement.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an Internal Revenue Service (the “IRS”) notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with respect to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. If necessary, further information regarding the potential application of Section 871(m) will be provided in the final pricing supplement for the securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the notes, either directly or indirectly.

July 2026 Page 18

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Variable Coupon and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation due July 31, 2031

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $33.25 for each note it sells. WFS proposes to offer the notes in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $20.00 per note. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per note of the commission to WFA as a distribution expense fee for each note sold by WFA.

In addition, in respect of certain notes sold in this offering, we may pay a fee of up to $3.00 per note to selected securities dealers in consideration for marketing and other services in connection with the distribution of the notes to other securities dealers.

See "Plan of Distribution, Conflicts of Interest" in the accompanying product supplement for information about the distribution arrangements for the notes. References therein to "agent" refer to each of MS & Co. and WFS, as agents for this offering, except that references to "agent" in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the notes. When MS & Co. prices this offering of notes, it will determine the economic terms of the notes, including the higher coupon rate, such that for each note the estimated value on the pricing date will be no lower than the minimum level described in “Estimated Value of the Notes” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

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Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Variable Coupon and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of NVIDIA Corporation due July 31, 2031

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement and the tax supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement, the tax supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement, tax supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Notes Linked To One Or More Indices, Exchange-Traded Funds or Equity Securities dated April 8, 2026

Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Terms used but not defined in this document are defined in the product supplement, in the tax supplement or in the prospectus.

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